                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] Confidential, For Use of the
                                       Commission Only (as permitted by
                                       Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         DYNAMICS RESEARCH CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

    (5) Total fee paid:
-------------------------------------------------------------------------------

    [_] Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
-------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

    (3) Filing Party:
-------------------------------------------------------------------------------

    (4) Date Filed:
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

                         DYNAMICS RESEARCH CORPORATION
                               60 Frontage Road
                         Andover, Massachusetts 01810

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held January 18, 2000

                               ----------------

To the Stockholders:

The Special Meeting of the stockholders of Dynamics Research Corporation will be held at 9:00 a.m. on Tuesday, January 18, 2000 at the Company's offices at 60 Frontage Road, Andover, Massachusetts, for the following purposes:

   1. To approve a new incentive plan.

   2. To consider and act upon such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on November 12, 1999 will be entitled to receive notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          John L. Wilkinson, Clerk

December 6, 1999

                               ----------------

--------------------------------------------------------------------------------
                                   IMPORTANT

 All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters which are considered. It is important that your shares be voted.
--------------------------------------------------------------------------------

                         DYNAMICS RESEARCH CORPORATION
                               60 Frontage Road
                         Andover, Massachusetts 01810

                               ----------------

                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 18, 2000

                               ----------------

                                    GENERAL

  The accompanying proxy is solicited by the Board of Directors of Dynamics Research Corporation (the "Company") to be voted at the Special Meeting of Stockholders to be held on January 18, 2000.

  Shares represented by proxies in the accompanying form, if properly executed, returned and not revoked, will be voted at the Special Meeting. To be voted, proxies must be filed with the clerk prior to voting. Proxies will be voted as specified by the stockholders. If no specification is made, the proxy will be voted for the new incentive plan unless authority to vote has been withheld. A proxy may only be revoked by written revocation received by the clerk prior to the exercise of the proxy.

  Stockholders of record at the close of business on November 12, 1999 are entitled to notice of and to vote at the Special Meeting. There were 7,363,375 shares of Common Stock, $.10 par value per share, outstanding as of that date. Each is entitled to one vote.

  This proxy statement and the enclosed proxy are being mailed to stockholders on or about the date of the Notice of Special Meeting.

  The cost of solicitation of proxies will be borne by the Company. Employees or representatives of the Company may also solicit proxies by mail, telephone or personal interview.

                                  Proposal 1:

                 APPROVAL OF THE COMPANY'S 2000 INCENTIVE PLAN

  For many years, the Company has utilized stock options in its overall compensation program for senior executives. The market for qualified employees in the Company's market and industry is highly competitive. The Board of Directors believes that in this market, equity incentives are an indispensable component of compensation required to attract, motivate and retain a broad range of qualified employees. Accordingly, the Company is proposing a new equity incentive plan. The Company also wants to assure the deductibility to the Company for tax purposes of certain equity incentives for its executive officers.

  On November 24, 1999, the Board of Directors adopted, subject to stockholder approval, the Dynamics Research Corporation 2000 Incentive Plan. The Board of Directors believes that approval of the 2000 incentive plan will advance the interests of the Company by providing eligible participants the opportunity to receive a broad variety of equity-based and cash incentives, or Awards. A total of

1,500,000 shares of common stock have been reserved for issuance under the 2000 incentive plan, subject to adjustment as provided in the 2000 incentive plan.

  As of November 12, 1999, 880,344 shares were reserved for issuance pursuant to options granted under the Company's 1983 and 1993 stock option plans and 355,300 shares were available for the grant of future options under the 1993 Plan. If the 2000 incentive plan is approved by stockholders, the Company does not intend to grant any additional options under the 1993 plan.

Summary of the 2000 Incentive Plan

  The following is a summary description of the 2000 incentive plan. The 2000 incentive plan is attached to this proxy statement as Appendix A. Stockholders should carefully review the full text of the plan.

  Administration. The 2000 incentive plan will be administered by the Board of Directors or one or more committees referred to as the Administrator. In the case of Awards granted to officers of the Company, the committee shall be comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Internal Revenue Code). Subject to the terms of the 2000 incentive plan, the Administrator has authority to interpret the 2000 incentive plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; proscribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the 2000 incentive plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for that exception.

  Eligibility and Participation. In general, the Administrator will select participants in the 2000 incentive plan from among key employees of the Company and its affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the Company's success. The Administrator also has discretion to select as participants members of the Company's Board of Directors and other persons who provide services to the Company or its affiliates. The maximum number of shares for which stock options may be granted to any person in any calendar year, and the aggregate maximum number of shares of Common Stock which may be delivered to any person pursuant to Awards that are not stock options or stock appreciation rights are each limited to 1,000,000. In addition, no more than $1 million may be paid to any individual with respect to any single cash performance-based bonus, including cash performance-based bonuses ending in the same fiscal year. No Award of an incentive stock option (as defined below) may be granted under the 2000 incentive plan after November 24, 2009, but incentive stock options previously granted may extend beyond that date.

  Types of Awards. The Administrator, in its discretion, may award options to purchase Common Stock, stock appreciation rights, restricted or unrestricted Common Stock, promises to deliver stock or other securities in the future, awards of cash or stock earned by attaining performance criteria, cash bonuses, and cash bonuses or loans to help defray the costs of the foregoing awards.

  Performance Criteria. Awards under the 2000 incentive plan may be conditioned upon satisfaction of specified performance criteria. In the case of an Award that is intended to qualify for the performance-based compensation exception under Section 162(m), a so-called "Exempt Award," the criteria used in connection with the Award shall be objectively determinable measures of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, contract, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales, contribution or gross margin of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the forgoing. In the case of an Exempt Award (other than stock options or stock appreciation rights with an exercise price at least equal to the fair market value of the underlying Common Stock on the date of grant), the Administrator will preestablish the particular performance goals in writing no later than 90 days after the commencement of the period of service to which the performance relates (or earlier if so required under applicable regulations) and will certify prior to payment whether the performance goal or goals have been attained and such determination shall be final and conclusive. If the performance goal with respect to an Exempt Award is not attained, no other Award shall be provided in substitution. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award.

  Deductibility of Performance Awards. If the 2000 incentive plan is approved by the stockholders, certain payments to executive officers under the 2000 incentive plan will be eligible for treatment as "performance based" compensation under Section 162(m). Section 162(m) generally limits to $1 million the annual corporate income tax deduction for compensation which is not "performance-based" compensation paid to each of the chief executive officer and the four other highest paid executive officers of a publicly-held corporation. The 2000 incentive plan is intended to comply with Section 162(m) by allowing Awards granted under the 2000 incentive plan to qualify as performance-based compensation. Under current regulations, in those cases where an Award under the 2000 incentive plan would qualify for the Section 162(m) performance-based exception by reason of being conditioned upon one or more of the specific performance criteria described above under "Performance Criteria," continued availability of the exception will depend upon reapproval by stockholders of the material terms of the performance criteria not later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved such terms.

  Rules Applicable to Awards. The Company retains the right at any time to extinguish rights under an Award in exchange for payment in cash, Common Stock (subject to the limitation on the maximum number of shares available with respect to Awards) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution and, during the lifetime of a participant, an Award requiring exercise may be exercised only by the participant (or in the event of the participant's incapacity, the person or persons legally appointed to act on the participant's behalf). The Administrator may provide that upon the exercise of an Award the participant will automatically receive a new Award of like kind covering a number of shares of Common Stock equal to the number of shares of Common Stock for which the first Award was exercised.

  Vesting of Awards. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the participant's employment or other service relationship with the Company and its affiliates, an Award requiring exercise will cease to be exercisable, and all Awards to the extent not already fully vested will be forfeited, except that: (A) all stock options and stock appreciation rights held by a participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such participant's permitted transferee, for the lesser of (i) a one-year period ending with the first anniversary of the participant's death or (ii) the period ending on the latest date on which such stock option or stock appreciation right could have been exercised and shall thereupon terminate; (B) all stock options and stock appreciation rights held by the participant immediately prior to the cessation of the participant's employment or other service relationship for reasons other than death and except as provided in (C) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such stock option or stock appreciation rights could have been exercised, and shall thereupon terminate; and (C) all stock options and stock appreciation rights held by the participant whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result for reasons which cast such discredit on the participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

  Stock Options. The Administrator will determine the exercise price of each stock option provided that each stock option intended to qualify for the performance-based exception under Section 162(m) and each incentive stock option or ISO within the meaning of Section 422 of the Internal Revenue Code must have an exercise price equal to the fair market value of the Common Stock subject to the stock option, determined as of the date of grant. An ISO granted to a person who owns (or by application of attribution rules is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company will have an exercise price equal to at least 110% of fair market value.

  Effect of Certain Transactions. Immediately prior to a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of directly or indirectly of a majority of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company, all outstanding Awards will vest and become exercisable, all performance criteria and other conditions to Awards will be deemed satisfied, and all deferrals measured by reference to or payable in shares of stock will be accelerated. This will not occur in transactions where
(i) the Awards have been assumed by or substituted for by the surviving or acquiring entity and (ii) the stock was acquired from the Company or was acquired by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or the all or substantially all of the Company's stockholders immediately prior to the transaction beneficially own 50% or more of the common stock and voting control of the surviving entity in substantially the same proportions and a majority of the members of the board following the transaction were directors at the time of the approval of the transaction. Upon the consummation of these types of transaction, all Awards outstanding and requiring exercise will be forfeited unless assumed by an acquiring or surviving entity.

  Equitable Adjustment. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2000 incentive plan, subject to the maximum share limits under the 2000 incentive plan, to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, to any exercise prices relating to Awards, and to any other provision of Awards affected by such change. The Administrator also may make such adjustments to take into account other distributions or events, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2000 incentive plan and to preserve the value of Awards. No such adjustment shall be made to the maximum share limits, or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception. No such adjustment shall be made to ISOs except to the extent consistent with their continued qualification under
Section 422 of the Internal Revenue Code.

  Amendment. Subject to the Administrator's right to exercise its discretion consistent with qualifying Awards for the performance-based exception under
Section 162(m), the Administrator may at any time or times amend the 2000 incentive plan or any outstanding Award for any purpose which may at any time be permitted by law, or may at any time terminate the 2000 incentive plan as to any further grants of Awards. No such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the 2000 incentive plan to continue to qualify under Section 422 of the Internal Revenue Code or for Awards to be eligible for the performance-based exception under Section 162(m).

Federal Income Tax Consequences.

  The following discussion, based on the effective law as of November 1, 1999, summarizes federal income tax consequences associated with stock option Awards under the plan. This summary does not cover federal employment tax or other federal tax consequences, or state, local or non-U.S. tax consequences potentially associated with such awards nor does it address the tax consequences associated with other Awards under the plan.

  In general, a participant realizes no taxable income and the Company receives no deductions upon the grant of a stock option under the plan. The character of the stock option determines the tax consequences associated with the exercise of a stock option or the disposition of shares acquired upon exercise. In general, no taxable income for regular income tax purposes or deductions to the Company result from an incentive stock option exercise. If the participant disposes of the shares after two years from the date of grant or one year after exercise, the participant realizes a long-term capital gain or loss upon a subsequent sale, and the Company receives no deduction. If a participant disposes of the shares purchased under an incentive stock option within these one- or two-year holding periods, the participant realizes ordinary income equal, in general, to the option spread at time of exercise, and the Company receives a corresponding deduction.

  In general, on the exercise of a non-qualified stock option a participant realizes ordinary income equal to the option spread, and the Company receives a corresponding deduction. Upon a subsequent sale of the shares, a participant recognizes a capital gain or loss for which the Company receives no deduction. In general, the plan treats an incentive stock option exercised more than three months after termination of employment as a non-qualified stock option. The plan also treats incentive stock options as non-qualified stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value in excess of $100,000, determined at the date of grant.

  For shares subject to a substantial risk of forfeiture, special tax rules may defer the recognition or measurement of income associated with the exercise of stock options under the restated equity incentive plan, or the disposition of shares acquired upon exercise.

  Under Section 162(m) of the Internal Revenue Code, the Company may not deduct more than $1 million for payments made to any of its five highest paid executive officers. However, no limits restrict other forms of employee compensation, including performance-based compensation. The Company intends incentive stock options and non-qualified stock options awarded under the plan, if granted with an exercise price at least equal to the fair market value of the common stock on the date of grant, to qualify for the performance-based exception from the $1 million deduction limitation.

  Under the so-called "golden parachute" provisions of the Internal Revenue Code, the Company may have to value and take into account the vesting or accelerated exercisability of stock options in connection with a change in control of the Company in determining whether participants received compensatory payments, contingent on the change in control that exceed limits set by the tax laws. If compensatory payments exceed these limits, a substantial portion of amounts payable to the participant, including payments taken into account by reason of the grant, vesting or exercise of options under the plan, may be subject to additional federal tax and may be nondeductible to the Company.

Recommendation:

  Our board of directors recommends a vote "FOR" the approval of the 2000 incentive plan.

                            PRINCIPAL STOCKHOLDERS

Common Stock Ownership of Certain Beneficial Owners and Management

  The following table shows the beneficial ownership of the Common Stock of the Company as of November 12, 1999 by persons or groups known to the Company to be the beneficial owner of more than 5% of its outstanding common stock, based on filings with the Securities and Exchange Commission, each director, each executive officer listed in the Summary Compensation Table below and all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole investment and voting power with respect to their shares.

                                                Amount and Nature of   Percent
     Name and Address of Beneficial Owner      Beneficial Ownership(1) of Class
     ------------------------------------      ----------------------- --------
John S. Anderegg, Jr. ........................          878,887(2)       11.9
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA 01810
James P. Regan................................           50,000             *
Albert Rand...................................          340,090           4.6
Francis J. Aguilar............................           32,438(3)          *
Martin V. Joyce, Jr...........................            9,400             *
Kenneth F. Kames..............................            6,400             *
James P. Mullins..............................           16,760             *
John L. Wilkinson.............................           15,567             *
Douglas R. Potter.............................           59,572             *
Chester Ju....................................          123,801           1.7
DFA Investment Dimensions Group, Inc..........          591,146(4)        8.0
  c/o Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue--11th Floor
  Santa Monica, CA 90401
Schroder Capital Management Inc...............          516,640(5)        7.0
  787 Seventh Avenue
  New York, NY 10019-6090
All directors and executive officers as a
 group (8 persons)............................        1,423,343          20.2

--------
  * Less than 1% of the outstanding shares of Common Stock.
(1) Includes the following options to purchase shares which are currently exercisable or will be exercisable within 60 days of November 12, 1999:
    Mr. Regan, 50,000; Mr. Rand, 142,200; Mr. Aguilar, 9,120; Mr. Joyce, 4,400; Mr. Kames, 4,400; Mr. Mullins, 9,120; Mr. Wilkinson, 9,920; Mr. Ju,
    72,200; and all directors and officers as a group, 284,679.
(2) Includes 58,300 shares held by Mr. Anderegg as custodian for his children, 84,902 shares held in the estate of Mrs. Anderegg (deceased), of which Mr. Anderegg is executor, 5,200 shares held by the current Mrs. Anderegg and 27,889 shares owned by one of Mr. Anderegg's children who resides with him, as to all of which he disclaims beneficial ownership.
(3) Includes 11,659 shares held in a pension plan over which Dr. Aguilar has sole voting and investment power.

(4) Dimensional Fund Advisors Inc., a registered investment advisor, is deemed to have beneficial ownership of 591,146 shares, all of which shares are owned by investment companies and their investment vehicles for which Dimensional serves as investment advisor and investment manager. Dimensional has the sole power to vote and dispose of these shares. Dimensional disclaims beneficial ownership of all such shares.
(5) Schroder Capital Management Inc. is deemed to have beneficial ownership of 516,640 shares, has the sole power to dispose of 516,640 shares and has the sole power to vote 455,700 of these shares.

                       COMPENSATION AND RELATED MATTERS

Compensation of Directors

  Directors who are not employees of the Company receive an annual fee of $20,000 for serving as directors. No additional compensation is paid to those directors who serve on a committee of the Board of Directors.

  The Company has a deferred compensation plan under which non-employee directors may elect to defer their directors fees. Amounts deferred for each participant are credited to a separate account, and interest at the lowest rate at which the Company borrowed money during each quarter or, if there was no such borrowing, at the prime rate, is credited to such account quarterly. The balance in a participant's account is payable in a lump sum or in installments when the participant ceases to be a director. Dr. Aguilar deferred his 1998 director fees. Interest accrued as of December 31, 1998 on all director fees deferred by Dr. Aguilar to date was $9,807.

  Under the 1995 Stock Option Plan for Non-Employee Directors, each director who is not an employee of the Company is granted an initial grant of an option to purchase 5,000 shares of common stock and an annual grant of an option to purchase 1,000 shares, each at an exercise price equal to fair market value on the date of grant. All options granted under this plan become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant.

Executive Compensation

  The following table summarizes the compensation earned by the President and Chief Executive Officer and each of the Company's other executive officers who earned salary and bonus in excess of $100,000 for the year ended December 31, 1998 (the "named executive officers") for services rendered during 1998, 1997, and 1996.

                          Summary Compensation Table

                                                        Long-Term
                                   Annual Compensation Compensation
                                   ------------------- ------------
                                                          Shares     All Other
          Name and                                      Underlying  Compensation
     Principal Position       Year Salary ($) Bonus($)  Options(#)     ($)(1)
     ------------------       ---- ---------- -------- ------------ ------------
Albert Rand.................. 1998  300,000                            2,400
 President, C.E.O             1997  260,000    40,000                  2,375
 and Director(2)              1996  235,000                            2,375
John S. Anderegg, Jr. ....... 1998  195,000                            2,400
 Chairman and                 1997  195,000                            2,375
 Director                     1996  195,000                            2,375
Douglas R. Potter............ 1998  175,000               12,000       2,400
 V.P. of Finance &            1997  162,000    20,000                  2,375
 C.F.O.(3)                    1996  150,000               26,400       2,250
John L. Wilkinson............ 1998  145,000     7,000      6,000       2,362
 V.P. of Human                1997  142,000                            2,126
 Resources & Clerk            1996  135,000                            2,025
Chester Ju................... 1998  170,000    20,000     12,000       2,400
 V.P. of Encoder and          1997  160,000    40,000     13,200       2,375
 Metrigraphics Divs.          1996  150,000    15,000     26,400       2,375

--------
(1) Employer's match for the 401(k) plan.
(2) Retired November 1999.
(3) Resigned July 1999.

  The Company's change of control agreement with Mr. Anderegg provides him with benefits if his employment is terminated for any reason other than for cause or if he terminates his employment as a result of good reason within two years following a change of control of the Company. Upon such termination, he is entitled to a severance payment equal to 299% of his average annual base salary and bonus for the two calendar years immediately prior to a change in control. In addition, he is entitled to certain other benefits, including the acceleration of the exercisability of outstanding stock options and continued participation for up to three years in life, accident, medical, health, and other similar plans. Mr. Rand had a comparable agreement prior to his retirement.

  The Company has an employment agreement with Mr. Regan providing for his full-time employment as president, chief executive officer and a director at a base salary of $300,000 per year. Mr. Regan is eligible for an annual incentive bonus of up to 75% of his base salary. The agreement precludes Mr. Regan from competing with the Company for one year after the cessation of his employment. The agreement may be terminated by either party on six month's notice. If Mr. Regan's employment is terminated by the Company other than for cause or by Mr. Regan with good reason (unless he is covered by the change of control agreement described below), the Company will continue to pay Mr. Regan's base salary and to provide his health and life insurance for twelve months, and all of his options will vest and remain exercisable for one year.

  The Company's change of control agreement with Mr. Regan provides him with benefits if his employment with the Company is terminated, other than for cause or his disability or death, or if he resigns for good reason within 24 months of any change of control of the Company. Upon such a termination, (i) the Company will pay Mr. Regan his annual base salary to the time of termination, to the extent not theretofore paid for the year, plus a prorated portion of his target incentive bonus for the year together with a cash payment equal to two times his annual base salary rate at the rate in effect immediately prior to the date of termination or immediately prior to the Change of Control, whichever is higher, plus his target bonus compensation for the fiscal year during which the termination of employment occurs or in effect immediately prior to the Change of Control, whichever is higher; (ii) any stock, stock option or other awards will immediately vest and remain exercisable for the lesser of four years or their original term; and (iii) the Company will continue to insure Mr. Regan and his dependents in the Company's life and medical insurance plans for up to two years after termination or the date Mr. Regan is eligible to receive substantially equivalent life and medical benefits under another employer-provided plan. If any payment or benefit provided by us under the agreement will be subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will provide Mr. Regan with a payment to cover such tax.

  The Company has a post-employment consulting agreement with its retired president Albert Rand. Compensation under this agreement is $60,000 annually through November 3, 2004.

Pension Plan

  The following table sets forth the annual benefits payable as a life annuity which would be payable under the Company's noncontributory defined benefit pension plan at normal retirement at age 65 to participants having the years of service and average annual earnings as indicated in the table, assuming all such participants attained age 65 in 1998:

                    ESTIMATED ANNUAL BENEFIT FOR YEAR 1998

       Average         Estimated Annual Benefit For Indicated Years of Service
       Annual         -------------------------------------------------------------
      Earnings             15            20            25          30 or more
      --------             --       ------------- ------------- -------------------
$100,000.............    $16,958       $22,610       $28,263       $33,915
$125,000.............    $21,957       $29,277       $36,596       $43,915
$150,000.............    $26,957       $35,943       $44,929       $53,915
$160,000*............    $28,957       $38,610       $48,262       $57,914

Frozen Benefit--Accrued through 12/31/93:

$175,000.............    $31,957       $42,610       $53,262       $63,914
$200,000.............    $36,957       $49,276       $61,595       $73,914
$225,000.............    $41,957       $55,943       $69,928       $83,914
$235,840.............    $44,125       $58,833       $73,541       $88,250

--------
*The maximum plan compensation for 1998 is $160,000.

  Employees are entitled to the greater of the benefit accrued through December 31, 1993 (with wages capped at each year's IRS limit) or benefit based on wages up to the $160,000 wage cap.

  As of November 1, 1999, Messrs. Anderegg, Rand, Wilkinson and Potter had 42, 39, 17 and 5 years of service, respectively, for purposes of the pension plan.

  All employees of the Company who complete a year of service are eligible to earn benefits under the pension plan. Upon a participant's retirement, the benefits payable under the pension plan vary depending upon the participant's age at retirement, years of service with the Company and average annual earnings for the five consecutive highest years of service in the ten years prior to termination. The amount of annual retirement benefits is determined by a formula which applies years of service to a basic defined benefit, which, in the case of a participant with at least 30 years of service, is .683% of the average of the participant's 5 highest consecutive years of compensation in the last 10 years worked plus .65% of such average annual earnings which exceed social security covered compensation, but not less than (a) $60 multiplied by his or her years of service or (b) the benefit which had accrued as of December 31, 1987 under the Company's prior retirement program. Compensation reflects the amounts shown under the salary and bonus columns in the summary compensation table. The pension plan limits the compensation taken into account for purposes of determining the benefit under the pension plan to the maximum amount permissible under the Internal Revenue Code, which for 1998 was $160,000. Social security covered compensation means the dollar amount which represents the average of the maximum wages subject to social security tax for each year of the participant's working career. The benefits under the pension plan are payable in various annuity forms and are subject to maximum limits in certain circumstances.

  Mr. Anderegg received annual retirement benefits under the pension plan of $58,067 in each of 1997, 1998 and 1999, and Mr. Rand received an annual retirement benefit under the plan of $50,942 in 1998. Mr. Rand has a supplemental retirement pension agreement that provides for monthly payments of $4,760, beginning on the sixth anniversary of his retirement and terminating on his death.

Option Grants

  The table below shows information regarding grants of stock options, if any, made to the named executive officers during fiscal 1998. The amounts shown for each of the named executives as potential realizable values are based on arbitrarily assumed annualize rates of stock price appreciation of five percent and ten percent over the full term of the options, pursuant to applicable Securities and Exchange Commission regulations. Actual gains, if any, on options exercised are dependent on the future performance of the common stock and overall stock market conditions.

                       Option Grants in Last Fiscal Year


                                 Individual Grants         Potential Realizable Value at
                         ---------------------------------    Assumed Annual Rates of
                                      % of Total             Stock Price Appreciation
                                       Options    Exercise        for Option Term
                                      Granted to  or Base  -------------------------------
                           Options   Employees in  Price   Expiration
                         Granted (#) Fiscal Year   ($/Sh)     Date      5% ($)   10% ($)
                         ----------- ------------ -------- --------------------- ---------
Douglas R. Potter.......   12,000         13         10       2/17/08    139,967   255,749
John Wilkinson..........    6,000          6         10       2/17/08     69,984   127,875
Chester Ju..............   12,000         13         10       2/17/08    139,967   255,749

--------
(1) Options become exercisable 1/3 each year, commencing on the first anniversary of the grant, with full vesting on the third anniversary.
(2) The exercise price and tax withholding obligations may be paid, at the option of the board, by delivery of already owned shares.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year-End Option Values

  The following table presents the value of unexercised options held by the named executive officers at fiscal year end. John S. Anderegg, Jr. did not hold any options during 1998.

                                                          Number of          Value of
                                                      Shares Outstanding    Unexercised
                                                         Unexercised       In-the-Money
                                                          Options at        Options at
                          Options Exercised in 1998      12/31/98(#)      12/31/98($)(1)
                         ---------------------------- ------------------ -----------------
                         Shares Acquired    Value      Exercisable/(E)    Exercisable/(E)
          Name           on Exercise (#) Realized ($) Unexercisable (U)  Unexercisable (U)
          ----           --------------- ------------ ------------------ -----------------
Albert Rand.............     43,924        196,911         147,200E          359,797E
                                                                --U               --U
Douglas R. Potter.......        --             --           58,120E           95,461E
                                                             8,000U               --U
John L. Wilkinson.......        --             --            9,920E           21,780E
                                                             4,000U               --U
Chester Ju..............        --             --           72,200U           67,743E
                                                            12,400U               --U

--------
(1) Based on market value at 12/31/98 of $5.875 per share less respective exercise prices.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The committee is composed of Messrs. Kames and Joyce, both of whom are independent non-employee directors. The Committee meets formally and consults informally during the year. The Committee is responsible for recommending to the Board of Directors the compensation of all the officers of the Company and for reviewing the design and effectiveness of executive compensation policies. All awards of stock options and restricted stock to the Company's employees are made by the Committee.

Compensation Philosophy and Objectives.

The Company's executive compensation program consists of base salary, potential cash bonus incentives and long-term incentives in the form of stock options. Its objectives are four-fold:

  . Provide base compensation that enables the Company to attract and retain key executives.

  . Provide executive officers with total direct remuneration which is competitive with similarly sized companies for comparable performance.

  . Reward executives for outstanding achievements which clearly benefit the Company.

  . Align the interest of the Company's executives with the long-term interests of shareholders.

  The executive compensation program provides an overall level of compensation opportunity which the Compensation Committee believes is competitive with other companies of comparable size and complexity. Actual compensation will vary with annual and long-term Company performance, as well as individual performance and longevity, and hence may be greater or less than actual compensation at other companies. The Committee uses its discretion to establish executive compensation at levels which in its judgment are warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee utilizes industry compensation data provided by nationally recognized compensation information sources.

Executive Compensation Program Components.

  The particular elements of the compensation program are discussed more fully below:

  Base Salary. The Committee maintains base salary levels for executives that, based on its analysis of pertinent compensation data, are competitive with other companies of comparable size and complexity.

  Base salaries of executives are determined by the potential impact of the individual on the Company and its performance, salaries paid by other companies for comparable positions, individual performance against goals and the overall performance of the Company.

  Cash Bonuses. The Compensation Committee may approve discretionary cash bonuses as a means of rewarding executives (and other employees) for significant Company and individual performance. These cash awards are not based on a specific formula; rather, they are intended to be compensation in recognition of outstanding accomplishments that result in clearly quantitative or qualitative benefit to the Company.

  Long-Term Incentives. Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe that management's ownership of a significant equity interest in the Company aligns the long-term interests of management and shareholders and is an important incentive and contributing factor toward building shareholder value. Stock options, therefore, are granted at the market value of the common stock on date of grant. The value received by the executive from a stock option granted depends on increases in the market price of the Company's common stock during the term of the option. Consequently, the value of the compensation is proportionate to increases in shareholder value. Grants of stock options are made by the Compensation Committee in its discretion based both upon the executive's actual contribution to the Company's current performance and his expected contribution toward meeting the Company's long-term financial/strategic goals.

CEO Compensation.

Mr. Rand's base salary increased to $300,000 for 1998. In determining Mr. Rand's compensation for 1998, the Committee took into consideration the above described compensation philosophy, the Company's financial performance, and progress toward achieving strategic goals of growth and broadening of the Company's business. The Committee also considered information with respect to chief executive compensation for companies of comparable size in similar industries.

                                          The Compensation Committee
                                          of the Board of Directors:
                                          Kenneth F. Kames
                                          Martin V. Joyce, Jr.

Performance Graph

  The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on September 30, 1994 in each of (i) the Company's Common Stock, (ii) the NASDAQ Stock Market--Composite U.S. Index and (iii) a Peer Group of companies as listed below:

                             [GRAPH APPEARS HERE]

                                    LEGEND

                                  Dynamics
                                  Research         NASDAQ      Peer
                                 Corporation      Composite    Group
                                 -----------      ---------    -----
1994.........................       100              100        100
1995.........................       228              138        149
1996.........................       328              164        204
1997.........................       396              225        251
1998.........................       283              229        204
1999.........................       166              372        278


Companies in Self-Determined Peer Group:

      Analysis & Technology Inc.              CACI International Inc.
      Comarco Inc.                            Geodynamics Corp.
      Perceptronics Inc                       Nichols Research Corp.

               QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION

  Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

  The election inspectors will count the total number of votes cast "for" approval of the 2000 incentive plan for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for approval of the 2000 incentive plan or that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither proxies that withhold authority (without naming an alternative nominee) nor abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

                               OTHER INFORMATION

Stockholder Proposals

  In order for proposals of stockholders to be considered for inclusion in the proxy statement relating to the Company's next annual meeting of stockholders, such proposals must have been received at the Company's executive offices no later than November 12, 1999. No such proposals were received by the Company by such date.

  Stockholders who wish to make proposals at the next annual meeting--other than one that will be included in our proxy materials--must notify the Company no later than February 25, 2000. If a stockholder who wishes to present a proposal fails to notify us by that date, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

Other Business

  The Board of Directors does not know of any business which will be presented to the Special Meeting other than that referred to in the accompanying notice. If other business properly comes before the Special Meeting, it is intended that the proxies will be voted in the discretion of the persons voting the proxies unless specific instructions to the contrary are given.

Form 10-K

  A copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission is available to stockholders without charge by writing to the Treasurer's office, Dynamics Research Corporation, 60 Frontage Road, Andover, Massachusetts 01810-5498.

                                                                     Appendix A

                         DYNAMICS RESEARCH CORPORATION
                              2000 INCENTIVE PLAN

1. ADMINISTRATION

  Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

2. LIMITS ON AWARD UNDER THE PLAN

  a. Number of Shares. A maximum of 1,500,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

  b. Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

  c. Option & SAR Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

  d. Other Award Limits. No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount.

3. ELIGIBILITY AND PARTICIPATION

  The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4. RULES APPLICABLE TO AWARDS

  a. ALL AWARDS

  (1) Terms of Awards. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

  (2) Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

  (3) Alternative Settlement. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 2) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

  (4) Transferability Of Awards. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

  (5) Vesting. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise:

    (A) immediately upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates, all Awards (other than Stock Options and SARs) held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such cessation of employment or other service will be forfeited if not then vested and, where exercisability is relevant, will cease to be exercisable;

    (B) all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this
  Section 4.a.(5), and shall thereupon terminate;

    (C) except as provided in (D) below, all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this
  Section 4.a.(5), and shall thereupon terminate; and

    (D) all Stock Options and SARs held by the Participant (or by a permitted transferee of the Participant under Section 4.a.(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

  (6) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements. In no event shall Stock be tendered or held back by the Company in excess of the minimum amount required to be withheld for Federal, state, and local taxes.

  (7) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate.

  (8) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

  (9) Section 162(m). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and

Performance Awards that are not intended to so qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award intended to qualify as performance-based under
Section 162(m), the Administrator shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. If the Performance Criteria with respect to any such Award are not attained, no other Award shall be provided in substitution of the Performance Award. The provisions of this Section 6.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m).

  b. AWARDS REQUIRING EXERCISE

  (1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

  (2) Exercise Price. The Administrator shall determine the exercise price of each Stock Option; provided, that each Stock Option intended to qualify for the performance-based exception under Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

  (3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

  (4) Grant of Stock Options. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides for ISO treatment that the Stock Option is to be treated as an ISO. No ISO may be granted under the Plan after November 24, 2009, but ISOs previously granted may extend beyond that date.

  c. AWARDS NOT REQUIRING EXERCISE

  Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5. EFFECT OF CERTAIN TRANSACTIONS

  a. MERGERS, ETC.

  Immediately prior to a Covered Transaction (other than an Excluded Transaction in which the outstanding Awards have been assumed or substituted for as provided below), all outstanding Awards shall vest and, if relevant, become exercisable, all Performance Criteria and other conditions to any Award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of Stock shall be accelerated. Upon consummation of a Covered Transaction, all Awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below.

  In the event of a Covered Transaction, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates on such terms as the Administrator determines.

  b. CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

  (1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

  (2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c. or 2.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

  (3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6. LEGAL CONDITIONS ON DELIVERY OF STOCK

  The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

7. AMENDMENT AND TERMINATION

  Subject to the last sentence of Section 1, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

8. NON-LIMITATION OF THE COMPANY'S RIGHTS

  The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

9. GOVERNING LAW

  The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

10. DEFINED TERMS. The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

  "Administrator": The Board or, if one or more has been appointed, the Committee. With respect to ministerial tasks deemed appropriate by the Board or Committee, the term "Administrator" shall also include such persons (including Employees) to whom the Board or Committee shall have delegated such tasks.

  "Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

  "Award": Any or a combination of the following:

    (i) Stock Options.

    (ii) SARs.

    (iii) Restricted Stock.

    (iv) Unrestricted Stock.

    (v) Deferred Stock.

    (vi) Cash Performance Awards.

    (vii) Other Performance Awards.

    (viii) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

  "Board": The Board of Directors of the Company.

  "Cash Performance Award": A Performance Award payable in cash. The right of the Company under Section 4.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

  "Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

  "Committee": One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to officers of the Company, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

  "Company": Dynamics Research Corporation.

  "Covered Transaction": Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

  "Deferred Stock": A promise to deliver Stock or other securities in the future on specified terms.

  "Employee": Any person who is employed by the Company or an Affiliate.

  "Excluded Transaction": A Covered Transaction in which

    (i) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company; or

    (ii) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

    (iii) (a) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction excluding such ownership as existed prior to the transaction and (b) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

  "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

  "Participant": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

  "Performance Award": An Award subject to Performance Criteria.

  "Performance Criteria": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project, contract or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

  "Plan": The Dynamics Research Corporation 1999 Equity Incentive Plan as from time to time amended and in effect.

  "Restricted Stock": An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

  "Section 162(m)": Section 162(m) of the Code.

  "SARs": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

  "Stock": Common Stock of the Company, par value $ .10 per share.

  "Stock Options": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

  "Unrestricted Stock": An Award of Stock not subject to any restrictions under the Plan.

                                      PROXY
                          DYNAMICS RESEARCH CORPORATION

               Special Meeting of Stockholders - January 18, 2000


The undersigned hereby appoints John S. Anderegg, Jr., James P. Regan and John
L. Wilkinson and each of them as proxies, with full power of substitution and re-substitution to each, and hereby authorizes them to represent and to vote as designated on the reverse, at the Special Meeting of Stockholders of Dynamics Research Corporation (the "Company") on January 18, 2000 at 9:00 A.M. Boston time, and at any adjournments thereof, all of the shares of the Company which the undersigned would be entitled to vote if personally present.

                        (TO BE SIGNED ON REVERSE SIDE.)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF STOCKHOLDERS
                          DYNAMICS RESEARCH CORPORATION

                                JANUARY 18, 2000




                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

[X] Please mark your votes as in this example.



The Board of Directors recommends a vote FOR:

Approval of a new incentive plan.

       [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED FOR THE ITEM SET FORTH ABOVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature                                       Dated
          -----------------------------------          -------------------------

Signature                                       Dated
          -----------------------------------          -------------------------
               (IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.)

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If signing as an attorney, executor, administrator, trustee, guardian or other representative capacity, please give your full title as such.